NEWS RELEASE
                                                               [GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE



FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
------------------
Leonard Borow
President and Chief Operating Officer
(516) 694-6700

                                    AEROFLEX
                        REPORTS RECORD SALES AND EARNINGS

PLAINVIEW, NEW YORK, August 16, 2006 -- Aeroflex Incorporated (Nasdaq Symbol:
ARXX), today announced operating results for its fiscal 2006 fourth quarter and fiscal year, which ended June 30, 2006.

                                                                   %
      For the fourth quarter:            2006          2005     Increase
                                       -------       -------    ---------
      Sales (in millions)              $ 150.5       $ 128.0          18% (a)
                                       =======       =======    =========
      Diluted earnings per share from
        continuing operations:
        GAAP                           $  0.10       $  0.03         233%
                                       =======       =======    =========
        Pro forma                      $  0.16       $  0.11          45%
                                       =======       =======    =========

      (a) Includes contributions from fourth quarter 2005 acquisitions; organic growth amounted to 16%.

Pro forma gross profit margins were 45.7%, compared to 47.6% last year and pro forma operating income of $19.7 million increased 37% compared to last year. The fourth quarter 2006 margins and operating income were adversely affected by a $3.9 million (2.6% of sales) adjustment to a development contract in our Radar Test Systems division, that we expect to recover in fiscal 2007. The fourth quarter pro forma results from continuing operations exclude the following items:

                                         2006       2005
                                       --------   --------
      Acquisition-related items:
         Amortization of intangibles   $   0.03   $   0.02
         Write-off of in-process R&D          -       0.04
          Adjustments to inventory            -       0.01
      Stock based compensation             0.01          -
      Restructuring charges (a)            0.02       0.01
                                       --------   --------
         Total EPS impact              $   0.06   $   0.08
                                       ========   ========

      (a) Represents charges for the integration of our operations in the United Kingdom.

On a GAAP basis, gross profit margins for the fiscal 2006 fourth quarter were 45.1% compared to 46.9% last year. The effect of the adjustment related to the development contract in our Radar division adversely impacted our gross profit margins in the fourth quarter by 2.6%. Operating income for the fiscal 2006 fourth quarter increased 96% compared to last year. Income from continuing operations for the fiscal 2006 fourth quarter amounted to $8.0 million, or $.10 per diluted share, compared with $2.2 million, or $.03 per diluted share, last year representing a per share increase of 233%. The quarterly results were meaningfully impacted by:

o a $1.8 million ($1.1 million after tax or $0.01 per share) charge for share based compensation in fiscal 2006 (for which there was no comparable expense in the prior year);
o a $3.5 million ($2.2 million after tax or $0.03 per share) charge for amortization of acquired intangibles in fiscal 2006, compared to $2.7 million ($1.5 million after tax or $0.02 per share) in fiscal 2005 related to our acquisitions in the fourth quarter of fiscal 2005;
o a $2.0 million ($1.3 million after tax or $0.02 per share) charge in fiscal 2006 for restructuring costs, compared to $1.4 million ($0.8 million after tax or $0.01 per share) in fiscal 2005; and
o fiscal 2005 charges of $3.0 million ($3.0 million after tax or $0.04 per share) for acquired in-process research and development and $0.8 million ($0.5 million after tax, or $0.01 per share) for an acquisition related inventory adjustment (for which there were no comparable items in the current fiscal year).

      For the year:
                                                      %
                                 2006     2005     Increase
                               -------   -------   --------

      Sales (in millions)      $ 551.8   $ 463.4        19% (a)
                               =======   =======   ========
      Diluted earnings from
      continuing operations:
        GAAP                   $  0.37   $  0.25        48%
                               =======   =======   ========
        Pro forma              $  0.57   $  0.39        46%
                               =======   =======   ========

      (a) Includes contributions from fourth quarter 2005 acquisitions; organic growth amounted to 10%.

Pro forma gross profit margins were 47.3%, compared to 47.4% last year and pro forma operating income of $69.1 million increased 44% compared to last year. The development contract adjustment had a 70 basis points adverse affect on the 2006 gross margins. The full year pro forma results from continuing operations exclude the following items:

                                                     2006            2005
                                                 -----------     -----------
            Acquisition-related items:
               Amortization of intangibles            $ 0.11          $ 0.07
               Write-off of in-process R&D                 -            0.04
               Adjustments to inventory                 0.01            0.01
            Stock based compensation                    0.05               -
            Restructuring charges(a)                    0.03            0.02
                                                 -----------     -----------
               Total EPS impact                       $ 0.20          $ 0.14
                                                 ===========     ===========

      (a) Represents charges for the integration of our operations in the United Kingdom.

On a GAAP basis, gross profit margins for fiscal 2006 were 46.8% compared to 47.2% last year. The effect of the adjustment to the development contract in our Radar division adversely impacted our gross profit margins in fiscal 2006 by 70 basis points. Operating income for fiscal 2006 increased 38% compared to last year. Income from continuing operations for fiscal 2006 increased 51% to $28.1 million, or $.37 per diluted share, compared with $18.6 million, or $.25 per diluted share last year. The full year results were meaningfully impacted by:

o a $6.8 million ($4.2 million after tax or $0.05 per share) charge for share based compensation in fiscal 2006 (for which there was no comparable expense in the prior year);
o a $13.8 million ($8.5 million after tax or $0.11 per share) charge in fiscal 2006 for amortization of acquired intangibles compared with $8.9 million ($5.3 million after tax or $0.07 per share) in fiscal 2005 related to our acquisitions in the fourth quarter 2005;
o a $1.1 million ($0.7 million after tax or $0.01 per share) charge in fiscal 2006 for an acquisition related inventory adjustment compared with $0.8 million ($0.5 million after tax charge or $0.01 per share) in fiscal 2005;
o a $3.2 million ($2.0 million after tax or $0.03 per share) charge in fiscal 2006 for restructuring costs compared with a $3.1 million ($1.9 million after tax charge or $0.02 per share) in fiscal 2005; and
o fiscal 2005 charge of $3.0 million ($3.0 million after tax or $0.04 per share) for acquired in process research and development (for which there was no comparable item in the current year).

"Aeroflex continued to report outstanding results," said Len Borow, President and Chief Operating Officer. Mr. Borow continued "We finished with a strong fourth quarter performance, and realized record sales and earnings for the year. The $0.16 pro forma EPS represented a 45% increase over last year. The charge on the development contract in our Radar division adversely effected the earnings per share by $0.03 per share. Organic sales growth was 16% and 10% for the quarter and year, respectively. Financial performance was solid in both segments of our business as our bookings and year end backlog, which stands at $240.3 million, also set records."

Our estimate of operating results for the September 2006 quarter is as follows:

o     net sales are expected to be approximately $136 million; and

o pro forma earnings per diluted share are anticipated to be $.12. Pro forma earnings exclude estimated amortization of acquired intangibles, share based compensation and additional restructuring charges of a combined $.04 per diluted share. GAAP earnings from continuing operations per diluted share are anticipated to be $.08.

Commenting on the pro forma earnings per share expectation, Mr. Borow stated "This represents a 9.1% improvement over last year's first quarter, which is traditionally the Company's weakest quarter of the fiscal year. The comparison is negatively affected by a "tough comp" due to a highly profitable satellite shipment in last year's first quarter."

Our conference call discussing fourth quarter results is scheduled for 8:30 a.m. (New York time) on August 17, 2006 and can be accessed by dialing 888-396-2384 in the United States and by dialing 617-847-8711 outside of the United States. The participant passcode is 34314081. There will be a replay of the conference call beginning one hour after the call's conclusion and will be available for one week. The replay can be accessed by dialing 888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 60197896. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information related to fourth quarter results.

About Aeroflex
--------------
Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.



All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of acquired businesses, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties, general economic conditions, and other risk factors disclosed in Aeroflex's most recently filed Form 10-Q. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.



The pro forma results are a supplement to financial statements based on GAAP. The Company uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                 -----------------------------------------------
                      (In thousands, except per share data)



                                                                         June 30,   June 30,
                                                                           2006       2005
                                                                         --------   --------
ASSETS
------
Current assets:
   Cash and cash equivalents                                             $ 10,387   $ 12,974
   Marketable securities                                                   28,332          -
   Accounts receivable, less allowance for
        doubtful accounts                                                 120,296    101,317
   Inventories                                                            133,420    118,906
   Deferred income taxes                                                   24,732     18,499
   Prepaid expenses and other current assets                               11,187     11,107
                                                                         --------   --------
        Total current assets                                              328,354    262,803

Property, plant and equipment, net                                         77,940     78,195
Other assets                                                               14,276     13,537
Intangible assets with definite lives, net                                 54,215     67,266
Goodwill                                                                  163,237    168,048
                                                                         --------   --------
        Total assets                                                     $638,022   $589,849
                                                                         ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Current portion of long-term debt                                     $    607   $    634
   Accounts payable                                                        37,832     35,907
   Advance payments by customers                                           21,128     15,183
   Income taxes payable                                                     9,162      3,657
   Accrued payroll expenses                                                17,440     15,222
   Accrued expenses and other current liabilities                          33,046     30,451
                                                                         --------   --------
        Total current liabilities                                         119,215    101,054

Long-term debt                                                              3,558      4,190
Deferred income taxes                                                       4,631     17,146
Other long-term liabilities                                                22,948     23,479
                                                                         --------   --------
        Total liabilities                                                 150,352    145,869
                                                                         --------   --------

Stockholders' equity:
   Preferred stock, par value $.10 per share; authorized 1,000 shares:
         Series A Junior Participating Preferred
         Stock, par value $.10 per share,
          authorized 110; none issued                                           -          -
   Common stock, par value $.10 per share;
          authorized 110,000 shares; issued
          75,270 and 74,618 shares                                          7,527      7,462
   Additional paid-in capital                                             384,870    372,666
   Accumulated other comprehensive income                                  13,468      9,020
   Retained earnings                                                       81,805     54,846
                                                                         --------   --------
                                                                          487,670    443,994
Less:  Treasury stock, at cost (4 shares)                                       -         14
                                                                         --------   --------
        Total stockholders' equity                                        487,670    443,980
                                                                         --------   --------
        Total liabilities and stockholders' equity                       $638,022   $589,849
                                                                         ========   ========

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
               --------------------------------------------------
                      (In thousands, except per share data)


                                                                  For the Quarter Ended
                                                                  ---------------------
                                                   6/30/06      6/30/06      6/30/05      6/30/05
                                                  ---------    ---------    ---------    ---------
                                                   (GAAP)     (Pro forma)     (GAAP)    (Pro forma)

Net sales                                         $ 150,514    $ 150,514    $ 127,965    $ 127,965
   Cost of sales                                     82,642       81,713       67,957       67,117
                                                  ---------    ---------    ---------    ---------
Gross profit                                         67,872       68,801       60,008       60,848
   Selling, general and administrative
      expenses                                       32,809       30,022       31,675       30,230
   Research and development costs                    19,158       19,078       16,277       16,277
   Amortization of acquired intangibles               3,450            -        2,732            -
   Acquired in-process R&D                                -            -        2,974            -
                                                  ---------    ---------    ---------    ---------
Operating income                                     12,455       19,701        6,350       14,341
    Interest and other income
       (expense), net                                   172          172          315          315
                                                  ---------    ---------    ---------    ---------
Income from continuing operations
    before income taxes                              12,627       19,873        6,665       14,656
    Provision for income taxes                        4,579        7,221        4,430        6,606
                                                  ---------    ---------    ---------    ---------
Income from continuing operations                     8,048       12,652        2,235        8,050
Income (loss) from discontinued
    operations, net of tax                                -            -         (106)        (106)
Cumulative effect of change in
    accounting principle, net of tax (a)             (1,137)      (1,137)           -            -
                                                  ---------    ---------    ---------    ---------
Net income                                        $   6,911    $  11,515    $   2,129    $   7,944
                                                  =========    =========    =========    =========

Income (loss) per common share:
   Basic
       Continuing operations                      $    0.11    $    0.17    $    0.03    $    0.11
       Discontinued operations                            -            -            -            -
       Cumulative effect of change in
           accounting principle, net of tax (a)       (0.02)       (0.02)           -            -
                                                  ---------    ---------    ---------    ---------
       Net income                                 $    0.09    $    0.15    $    0.03    $    0.11
                                                  =========    =========    =========    =========

    Diluted
       Continuing operations                      $    0.10    $    0.16    $    0.03    $    0.11
       Discontinued operations                            -            -            -            -
       Cumulative effect of change in
           accounting principle, net of tax (a)       (0.01)       (0.01)           -            -
                                                  ---------    ---------    ---------    ---------
       Net income                                 $    0.09    $    0.15    $    0.03    $    0.11
                                                  =========    =========    =========    =========


Weighted average number of shares
   Outstanding - Basic                               75,344       75,344       74,749       74,749
                                                  =========    =========    =========    =========
               - Diluted                             77,387       77,387       75,399       75,399
                                                  =========    =========    =========    =========

(a) Change in accounting principle related to the adoption of FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations
- an interpretation of FASB Statement No. 143"

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
               --------------------------------------------------
                      (In thousands, except per share data)



                                                            For the Year Ended (Unaudited)
                                                  ------------------------------------------------
                                                   6/30/06      6/30/06      6/30/05      6/30/05
                                                  ---------    ---------    ---------    ---------
                                                   (GAAP)     (Pro forma)     (GAAP)    (Pro forma)

Net sales                                         $ 551,846    $ 551,846    $ 463,371    $ 463,371
   Cost of sales                                    293,428      290,928      244,759      243,919
                                                  ---------    ---------    ---------    ---------
Gross profit                                        258,418      260,918      218,612      219,452
   Selling, general and administrative
      expenses                                      124,481      116,292      113,271      110,147
   Research and development costs                    75,900       75,515       61,399       61,399
   Amortization of acquired intangibles              13,778            -        8,896            -
   Acquired in-process R&D                                -            -        2,974            -
                                                  ---------    ---------    ---------    ---------
Operating income                                     44,259       69,111       32,072       47,906
    Interest and other income
       (expense), net                                 1,058        1,058          949          949
                                                  ---------    ---------    ---------    ---------
Income from continuing operations
    before income taxes                              45,317       70,169       33,021       48,855
    Provision for income taxes                       17,221       26,653       14,377       19,513
                                                  ---------    ---------    ---------    ---------
Income from continuing operations                    28,096       43,516       18,644       29,342
Income (loss) from discontinued
    operations, net of tax                                -            -       (1,603)      (1,603)
Cumulative effect of change in
    accounting principle, net of tax (a)             (1,137)      (1,137)           -            -
                                                  ---------    ---------    ---------    ---------
Net income                                        $  26,959    $  42,379    $  17,041    $  27,739
                                                  =========    =========    =========    =========

Income (loss) per common share:
   Basic
       Continuing operations                      $    0.37    $    0.58    $    0.25    $    0.39
       Discontinued operations                            -            -        (0.02)       (0.02)
       Cumulative effect of change in
           accounting principle, net of tax (a)       (0.01)       (0.02)           -            -
                                                  ---------    ---------    ---------    ---------
       Net income                                 $    0.36    $    0.56    $    0.23    $    0.37
                                                  =========    =========    =========    =========

    Diluted
       Continuing operations                      $    0.37    $    0.57    $    0.25    $    0.39
       Discontinued operations                            -            -        (0.03)       (0.02)
       Cumulative effect of change in
           accounting principle, net of tax (a)       (0.02)       (0.02)           -            -
                                                  ---------    ---------    ---------    ---------
       Net income                                 $    0.35    $    0.55         0.22    $    0.37
                                                  =========    =========    =========    =========


Weighted average number of shares
   Outstanding - Basic                               75,028       75,028       74,634       74,634
                                                  =========    =========    =========    =========
               - Diluted                             76,576       76,576       75,885       75,885
                                                  =========    =========    =========    =========

(a) Change in accounting principle related to the adoption of FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations
- an interpretation of FASB Statement No. 143"

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
              ----------------------------------------------------
                  INCOME FROM CONTINUING OPERATIONS (Unaudited)
                  ---------------------------------------------
                      (In thousands, except per share data)

                                                For the Quarter Ended      For the Year Ended
                                               ----------------------    ----------------------
                                                6/30/06      6/30/05      6/30/06      6/30/05
                                               ---------    ---------    ---------    ---------
GAAP income from
   continuing operations                       $   8,048    $   2,235    $  28,096    $  18,644

Pro forma adjustments:
    Acquired in-process R&D                            -        2,974            -        2,974
    Stock-based compensation                       1,761            -        6,772            -
    Amortization of acquired
        intangible assets                          3,450        2,732       13,778        8,896
    Restructuring costs                            2,035        1,445        3,214        3,124
    Acquisition related inventory adjustment           -          840        1,088          840
    Income tax benefit                            (2,642)      (2,176)      (9,432)      (5,136)
                                               ---------    ---------    ---------    ---------
Pro forma income from
    continuing operations                      $  12,652    $   8,050    $  43,516    $  29,342
                                               =========    =========    =========    =========


Income per common share:
  Basic
    GAAP income from
        continuing operations after tax        $    0.11    $    0.03    $    0.37    $    0.25
    Pro forma adjustments, net of tax               0.06         0.08         0.21         0.14
                                               ---------    ---------    ---------    ---------
    Pro forma income from
        continuing operations after tax        $    0.17    $    0.11    $    0.58    $    0.39
                                               =========    =========    =========    =========


  Diluted
    GAAP income from
         continuing operations after tax       $    0.10    $    0.03    $    0.37    $    0.25
    Pro forma adjustments, net of tax               0.06         0.08         0.20         0.14
                                               ---------    ---------    ---------    ---------
    Pro forma income from
          continuing operations after tax      $    0.16    $    0.11    $    0.57    $    0.39
                                               =========    =========    =========    =========


Weighted average number of shares
     outstanding - Basic                          75,344       74,749       75,028       74,634
                                               =========    =========    =========    =========
                 - Diluted                        77,387       75,399       76,576       75,885
                                               =========    =========    =========    =========